Exhibit 10.1

SEPARATION AGREEMENT
AND GENERAL RELEASE OF CLAIMS

This Agreement is between Mitchell H. Caplan (“Employee”) and E*TRADE Financial Corporation (the “Company”) (the “Parties”) and is effective as of the eighth day after it is signed by Employee (the “Effective Date”), provided that Employee has not revoked this Agreement (by written notice as set forth in Section 16 below) prior to that date.  The parties hereby agree that Employee’s employment with the Company will terminate effective December 31, 2007 (the “Separation Date”).

1.	Consideration: In consideration for the release of claims set forth below, the Company agrees to pay or provide Employee with the following payments and benefits:

a.
A lump sum payment of $10.9 million, representing the sum of (x) two years of Employee’s base salary and (y) two times the bonus paid to Employee under the Company’s bonus plan for fiscal year 2006, to be paid within 30 days following the Effective Date.

b.
Reimbursement for the cost of medical insurance coverage at a level equivalent to that provided by the Company to Employee and his dependents immediately prior to the Separation Date and elected by Employee through COBRA (or, if Employee is no longer eligible for COBRA continuation coverage, through a lump sum payment in an amount necessary to permit Employee to obtain medical insurance coverage at a level equivalent to that provided by the Company immediately prior to the Separation Date, which lump sum payment shall be made to the Employee within 30 days after the second anniversary date of the Separation Date) and for the cost of life and disability insurance coverage at a level equivalent to that provided by the Company to Employee, for a period from the Separation Date through the earlier of (i) the two-year anniversary of the Separation Date or (ii) the time Employee begins alternative employment.

c.
Reimbursement for the reasonable attorney’s fees and expenses incurred by Employee in connection with the review and negotiation of this Agreement, in an amount not to exceed $10,000, such reimbursement to be paid within 30 days following the Effective Date.

2.
Full Release: In exchange for the benefits described in Section 1 above, Employee and his successors and assigns release and absolutely discharge the Company and its subsidiaries and other affiliated entities, and each of their respective shareholders, directors, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have, against those released parties arising out of or relating to any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date of execution of this Agreement by Employee, including, but not limited to, claims relating to any letter offering Employee employment with the Company, the Employment Agreement between Employee and the Company dated as of September 1, 2004 (as amended, the “Employment Agreement”), the parties’ employment relationship, the termination of that relationship, the Employee’s purchase or right to purchase shares of the Company’s stock, and any claims for  breach of contract, infliction of emotional distress, fraud, defamation, personal injury, wrongful discharge or age, sex, race, national origin, industrial injury, physical or mental disability, medical condition, sexual orientation or other discrimination, harassment or retaliation, claims under the federal Americans with Disabilities Act, Title VII of the federal Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, 42 U.S.C. Section 1981, the federal Fair Labor Standards Act, the federal Employee Retirement Income Security Act, the federal Worker Adjustment and Retraining Notification Act, the federal Family and Medical Leave Act, the National Labor Relations Act, the Virginians with Disabilities Act and the Virginia Human Rights Act, which prevent employment discrimination, Virginia Code sections 40.1-29, et seq.; or any other federal, state or local law, all as they have been or may be amended, and all claims for attorneys fees and/or costs, to the full extent that such claims may be released.  This Release does not apply to (i) claims which cannot be released as a matter of law, including claims for indemnification under applicable state law, (ii) any right Employee may have to enforce this Agreement, (iii) any right or claim that arises after the date of this Agreement, (iv) Employee’s eligibility for indemnification and advancement of expenses in accordance with applicable laws or the certificate of incorporation and by-laws of Company and/or its subsidiaries, or any applicable insurance policy or (v) any right Employee may have to obtain contribution as permitted by law in the event of entry of judgment against Employee as a result of any act or failure to act for which Employee, on the one hand, and Company or any other releasee hereunder, on the other hand, are jointly liable.

3.
Resignations: As of the Separation Date, Employee hereby resigns  (and the Company hereby accepts such resignations) from the Company’s Board of Directors and from any and all other director, manager or officer positions he may hold with the Company, its subsidiaries and any of its affiliates.

4.
All Claims Waived:  Employee understands that he is releasing claims that he may not know about.  That is Employee’s knowing and voluntary intent even though he recognizes that someday he may regret having signed this Agreement.  Nevertheless, by signing this Agreement, Employee agrees that he is assuming that risk, and he agrees that this Agreement shall remain effective in all respects in any such case.  Employee expressly waives all rights he may have under any law that is intended to protect him from waiving unknown claims.

5.
Reimbursements: Employee will be reimbursed for outstanding business expenses incurred prior to the date Employee ceased being the Company’s chief executive officer (“Covered Business Expenses”) in accordance with the Company’s standard procedures.  Employee will have 45 days from the Separation Date to submit all outstanding Covered Business Expenses, if any, with appropriate documentation for reimbursement by the Company.  Failure to submit documented Covered Business Expenses for reimbursement within this time period will be considered a representation by Employee that he has been reimbursed for all business expenses.

6.
Vested and Accrued Benefits: Employee understands and acknowledges that he shall be entitled to no benefits from the Company other than those expressly set forth in Section 1 and any vested and accrued benefits earned under employee benefit plans through the Separation Date, which shall be paid or provided by the Company to Employee in accordance with the terms and conditions of such plans.  All provisions of the stock option and restricted stock agreements applicable to any stock option or restricted stock grant shall remain in full force and effect.  All unvested stock options and all shares of unvested restricted stock shall terminate as of the Separation Date.  Employee understands that he will receive no bonus payment for the 2007 fiscal year.

7.
Tax Matters:  All amounts referenced in Section 1 and elsewhere in this Agreement shall be subject to any required tax withholding by the Company.  Notwithstanding any other provision in this Agreement to the contrary, all expenses eligible for reimbursement hereunder shall be paid to Employee promptly in accordance with the Company’s customary practices (if any)  applicable to the reimbursement of expenses of such type,  but in any event by no later than March 15 of the calendar year following the calendar year in which such expenses were incurred. The  expenses  incurred by Employee in any calendar year that are eligible for reimbursement under this Agreement shall not affect the expenses incurred by Employee in any other calendar year that are eligible for reimbursement hereunder. Employee’s right to receive any reimbursement hereunder shall not be subject to liquidation or exchange for any other benefit.  The parties acknowledge that they believe in good faith that Employee’s termination of employment is an “involuntary separation from service”

for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

8.
No Admission: This Agreement constitutes a mutually acceptable vehicle for effecting Employee’s departure from the Company and shall not be used or treated or deemed to be an admission of liability or responsibility on the part of any released person or entity.

9.
Continuing Agreements:  Employee acknowledges and agrees that he shall continue to be bound by and comply with the Company’s Employee Inventions and Proprietary Rights Assignment Agreement, which is attached hereto as Exhibit A.  Without limiting the foregoing, Employee agrees that for a period of one year after the Separation Date, he shall not, either directly or indirectly, solicit the services, or attempt to solicit the services, of any employee of the Company to any other person or entity.  Anything to the contrary notwithstanding, the Company agrees that the following shall not be deemed a violation of this Section 9:  (i) Employee’s responding to an unsolicited request for an employment reference regarding any  former employee of the Company from such  former employee, or from a third party, by providing a reference setting forth his personal views about such  former employee, or (ii) if an entity with which Employee is associated hires or engages any employee of the Company or any of its subsidiaries, if Employee was not, directly or indirectly, involved in hiring or identifying such person as a potential recruit or assisting in the recruitment of such employee. For purposes hereof, Employee shall only be deemed to have been involved "indirectly" in soliciting, hiring or identifying an employee if Employee (x) directs a third party to solicit or hire the employee, (y) identifies an employee to a third party as a potential recruit or (z) aids, assists or participates with a third party in soliciting or hiring an employee.

10.	Agreement Not to Compete; Return of Company Property: Employee agrees that he shall not compete with the Company in any unfair manner, including, without limitation, using any confidential or proprietary information of the Company to compete with the Company in any way.  Employee represents that he has returned to the Company all documents, property, and other records of the Company or any affiliate of the Company, and all copies thereof, within Employee’s possession, custody or control.  Anything to the contrary notwithstanding, Employee shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and rolodexes, personal files and phone books, (ii) information showing his compensation or relating to reimbursement of expenses, (iii) information that he reasonably believes may be needed for tax purposes, (iv) copies of plans, programs and agreements relating to his employment, or termination thereof, with the Company and (v) copies of minutes, presentation materials and personal notes from any meeting of the Board of Directors of the Company or any of its subsidiaries, or any committee thereof, while he was a member of any such Board of Directors or committee thereof.

11.
Non-Disparagement; Disclosure of Agreement: Employee agrees that he shall not disparage the Company or any of its former, current or future officers, directors, employees, products or services, and the Company agrees that it will not (and will cause each of its subsidiaries not to) disparage Employee in the course of any authorized internal or external communication. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Employee or the Company from (x) responding publicly to incorrect, disparaging or derogatory public statements to the extent reasonably necessary to correct or refute such public statement or (y) making any truthful statement to the extent (i) necessary with respect to any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement or (ii) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction over Employee or the Company.  Employee and the Company acknowledge that the Company will be required to disclose this Agreement and its terms in its public filings with the SEC.

12.
Cooperation Clause:  Employee agrees that, as requested by the Company or its counsel, he will fully cooperate with the Company and its counsel in any internal review, investigation, or audit; and any formal or informal inquiry, investigation, disciplinary or other proceeding initiated by any government, regulatory or law enforcement agency (including without limitation the Securities and Exchange Commission, FINRA, formerly the National Association of Securities, Inc., or the Office of Thrift Supervision). Employee further agrees to fully cooperate with the Company and its counsel in both the pursuit or prosecution of any claim or right the Company may hold against others for damages or relief and in defending the Company against any pending or future claims, complaints or actions brought against the Company, including but not limited regulatory actions, administrative proceedings, arbitration claims, or lawsuits. In this regard, Employee agrees that he will promptly provide all information or documents he may possess relevant to the subject matter of any inquiry, and that he will testify truthfully and with complete candor in connection with any such regulatory, administrative or legal action or proceeding.  To the extent possible, the Company will try to limit Employee’s participation to regular business hours.  Any request for cooperation by the Company hereunder will take into account, to the extent practicable, Employee's reasonable, good faith personal commitments and business commitments.  The Company agrees to provide Employee reasonable notice, to the extent practicable, in the event his assistance is required.  The Company will reimburse Employee for reasonable travel expenses (including lodging and meals) incurred by him in connection with providing such assistance and for legal fees to the extent Employee reasonably believes that separate representation is warranted, in either case within 30 days of the submission of the appropriate documentation to the Company.  Employee’s entitlement to such reimbursement, including legal fees, pursuant to this Section 12, shall in no way affect Employee’s rights to be indemnified and/or advanced expenses in accordance with the Company’s or any of its subsidiaries’ corporate or other organizational documents, or any applicable insurance policy.

13.
Dispute Resolution:  In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Employee and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted through the American Arbitration Association in Arlington, Virginia in accordance with its National Employment Dispute Resolution rules.  The Parties acknowledge that by accepting this arbitration provision that they are  waiving any right to a jury trial in the event of such dispute.  In connection with any such arbitration, the Company shall bear all costs not otherwise born in a court proceeding.

14.
Prevailing Party: The prevailing party shall be entitled to recover from the  losing party its attorneys’ fees and costs incurred in any action or proceeding brought to enforce any right arising out of this Agreement.

15.
Entire Agreement:  This Agreement, any confidentiality, proprietary rights and dispute resolution agreement between Employee and the Company, and any agreement concerning any stock options and other equity awards issued to Employee, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations and agreements, whether written or oral, including without limitation the Employment Agreement.  This Agreement may not be altered or amended except by a written document signed by Employee and an authorized representative of the Company. This Agreement shall be governed by the internal laws of the State of New York.

16.
Older Workers Benefit Protection Act:  In accordance with the Older Workers Benefit Protection Act, Employee understands and acknowledges that he has been advised to consult an attorney before accepting this Agreement.  Employee further understands and acknowledges that he has up to 21 days from the date this Agreement is presented to Employee to accept this Agreement by dating and signing a copy of this Agreement and returning it to the Company, although it may be accepted at any time within such period.  Employee further understands that, once having accepted this Agreement, Employee will have an additional seven (7) days within which to revoke his acceptance, by delivering written notice of execution of the Agreement to Christine Wolf, Managing Director, Human Resources.  If Employee revokes this Agreement during the seven-day period, Employee will not be eligible for and will be required to return all consideration received under this Agreement.

17.
Indemnification: Nothing herein shall affect or otherwise limit any indemnification of Employee provided by the Company’s (or its subsidiaries’) bylaws, charter or other corporate or organizational documents.

EMPLOYEE UNDERSTANDS THAT HE IS ENTITLED TO CONSULT WITH, AND HAS CONSULTED WITH, AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT.  EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN SECTION 1.

Dated:	December 27, 2007	Employee

/s/ Mitchell H. Caplan
Mitchell H. Caplan

Dated:	December 27, 2007	E*TRADE Financial Corporation

/s/ Donald H. Layton

		By:	Donald H. Layton
Chairman of the Board of Directors